EXHIBIT 10.17.2
                    LETTERHEAD OF THE COCA-COLA COMPANY

                             December 15, 1999




Mr. M. Douglas Ivester
Atlanta, Georgia

Dear Doug:

We are writing to clarify the letter we sent to you dated December 6, 1999.

By way of clarification, the release of restrictions on the 1,950,000 shares of restricted stock will be effective the earlier of the first board meeting in 2000 or February 4, 2000, as long as you do not voluntarily resign before that earlier date.




/s/ Herbert A. Allen                  /s/ Douglas N. Daft
---------------------------           -------------------------------------
Herbert A. Allen                      Douglas N. Daft
Chairman, Compensation Committee      President and Chief Operating Officer
The Board of Directors of             The Coca-Cola Company
The Coca-Cola Company



Agreed and accepted this 15 day of December, 1999.



/s/ M. Douglas Ivester
----------------------------
M. Douglas Ivester